3rd Quarter
Ended September 30, 2008
INX Inc.
Nasdaq: INXI
www.INXI.com
November 6, 2008
Financial Results

Agenda For The Conference Call
1. Comments on recent market developments.
2. Presentation of the results for the quarter and discussion of certain financial trends, balance sheet and liquidity
3. How INX is addressing the current economic and market conditions
4. Outlook for the future
5. Take questions

3

During this presentation references to financial measures of INX will include references to non-GAAP financial measures. INX provides a reconciliation between GAAP and non-GAAP financial information within this presentation and on its website at www.INXI.com under the "Investors" tab, which may be accessed directly at www.INXI.com/non-gaap-recon.

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including future operating results expectations. Statements associated with words such as "anticipate," "believe," "expect," "hope," "outlook," "should," "target," "will" or other similar words are forward-looking statements. These projections and other forward-looking statements are only projections. Actual events, performance or results may differ materially from those indicated due to numerous factors, many of which we have little or no control over, and some of which we may not be successful in addressing. Numerous of these factors are set forth in our 2007 Form 10-K, as amended, which we urge you to read.

INX

GAAP Reconciliation and
 Forward-Looking Statements
All financial results shown are for continuing operations unless otherwise noted
GAAP Reconciliation
Safe Harbor Statement

Q3 Financial Results
&
Balance Sheet & Liquidity

5

	Quarter Ended Sep. 30, 2008			Growth	Quarter Ended Sep. 30, 2007		
Revenue:							
Products	$	59,576	82.8%	31.7%	$	45,222	87.0%
Services		12,366	17.2%	82.5%		6,776	13.0%
Total revenue		71,942	100.0%	38.4%		51,998	100.0%
Gross profit:							
Products		10,067	16.9%			7,887	17.4%
Services		3,259	26.4%			1,666	24.6%
Total gross profit		13,326	18.5%	39.5%		9,553	18.4%
SG&A expenses		12,545	17.4%	46.8%		8,543	16.5%
Operating income		781	1.1%	-22.7%		1,010	1.9%
Interest (expense) and other income		106	0.2%			(17)	0.0%
Pre-tax net income from continuing ops		887	1.3%	-10.7%		993	1.9%
Income tax (benefit) expense		470	0.7%			7	0.0%
Net income from continuing operations		417	0.6%	-57.7%		986	1.9%
Discontinued operations		9	0.0%			38	0.1%
Net income		426	0.6%	-58.4%		1,024	2.0%
Diluted EPS	$	0.05		-61.5%	$	0.13	
Shares used to compute diluted EPS		9,338,353		16.2%		8,037,221	
Non-GAAP net income	$	1,241		7.9%	$	1,150	
Non-GAAP diluted EPS	$	0.13		-7.1%	$	0.14

Third Quarter Ended 9/30/2008 Results
(dollars in thousands, except EPS)

6

	9 Months Ended Sep. 30, 2008		Growth	9 Months Ended Sep. 30, 2007	
Revenue:					
Products	$ 161,497	82.6%	22.6%	$ 131,690	87.0%
Services	34,079	17.4%	73.2%	19,678	13.0%
Total revenue	195,576	100.0%	29.2%	151,368	100.0%
Gross profit:					
Products	29,040	18.0%		22,994	17.5%
Services	10,185	29.9%		5,111	26.0%
Total gross profit	39,225	20.1%	39.6%	28,105	18.6%
SG&A expenses	34,800	17.8%	35.1%	25,757	17.0%
Operating income	4,425	2.3%	88.5%	2,348	1.6%
Interest (expense) and other income	(65)	-0.1%		-	0.0%
Pre-tax net income from continuing ops	4,360	2.2%	85.7%	2,348	1.6%
Income tax (benefit) expense	1,833	0.9%		21	0.0%
Net income from continuing operations	2,527	1.3%	8.6%	2,327	1.6%
Discontinued operations	23	0.0%		97	0.0%
Net income	2,550	1.3%	5.2%	2,424	1.6%
Diluted EPS	$ 0.30		-3.2%	$ 0.31	
Shares used to compute diluted EPS	8,579,268		9.2%	7,853,269	
Non-GAAP net income	$ 5,272		85.2%	$ 2,847	
Non-GAAP diluted EPS	$ 0.61		69.4%	$ 0.36

9 Months Ended 9/30/2008 Results
(Dollars in thousands, except EPS)

7

	9/30/2008	6/30/2008	12/31/2007
	(unaudited)	(unaudited)	
ASSETS:			
Cash and cash equivalents	$ 15,806	$ 12,604	$ 9,340
Accounts receivable, net	51,077	51,787	45,128
Inventory	1,872	1,147	1,439
Deferred income taxes	2,100	2,100	2,100
Other current assets	1,101	1,657	2,062
PP&E, net	5,593	5,019	4,421
Goodwill and other intangible assets, net	25,584	25,768	19,751
Total assets	$ 103,133	$ 100,082	$ 84,241
LIABILITIES & STOCKHOLDERS' EQUITY:			
Short term debt	$ 36	$ 67	$ 6,200
Accounts payable	42,719	41,604	37,233
Accrued expenses	8,409	7,405	5,363
Deferred income taxes	1,565	1,565	1,565
Other liabilities	1,311	1,253	1,853
Total liabilities	54,040	51,894	52,214
Stockholders' equity	49,093	48,188	32,027
Total liabilities and stockholders' equity	$ 103,133	$ 100,082	$ 84,241

INX

Balance Sheet Data
(Dollars in thousands)

Credit Availability and Liquidity
  Record levels of cash on hand at $15.8 million, or $1.82 per share in cash
  During Q3 we spent $557,000 to repurchase 79,940 shares under our repurchase plan
  No funded debt outstanding under credit lines
  $60 million operating credit facility used to purchase product from vendors for resale to customers had an outstanding balance of $39.4 million (subject to collateral availability)
  $10 million credit facility available for acquisitions with zero balance
  Generating positive cash flow from operations of the business:

    ➢ Q3 non-cash equity compensation expense was $429,000
    ➢ Q3 non-cash depreciation and amortization expense was $664,000
 ➢  Q3 non-cash income tax expense was $395,000

Recent Market Developments
&
INX Plans For Addressing Changing Environment

Recent Market Developments
  When we announced Q2 results on August 12th, we had seen a trend of sequentially improving bookings between March and July, a statistic we used, together with other data, to conclude that customer demand was improving
  For Q3-08, organic (excluding acquisitions) product order bookings increased by 34%
 y/y, with the strongest y/y growth occurring early in the quarter in the month of July
  Financial market turmoil in late September and early October caused a pause in customer decision making, which together with credit availability issues, caused customer demand to slow substantially in early October - organic bookings decreased by 26% for the month of October
  However, organic order bookings improved for the most recent two weeks, with the two weeks ended October 25th and November 1st increasing by 36% and 37% y/y respectively
  While order bookings for the two most recent weeks are encouraging, it is too early to know if the recent improvement is a trend
  Consensus thinking indicates an economic recession in the U.S. over the upcoming several quarters

Impact Of Recent Market Developments
  Recessionary economic environment, combined with tight credit availability will negatively impact customer demand in Q4-08 and probably in Q1-09
  Tight credit availability will likely cause some leveraged competitors to experience capital constraints and related performance issues
  There will likely be a redistribution of industry revenues based on balance sheet strength and credit capacity
  INX can benefit because of our balance sheet strength and credit capacity
  To take advantage of this market opportunity we must try to hire top sales and engineering talent that becomes available, as well as make acquisitions
  Hiring during a period of weakened customer demand will negatively impact operating profit margin percentage in the near-term, but will improve earnings potential when customer demand improves

Why We Are Optimistic About INX’s Long-Term Prospects
  INX is focused on some of the best areas of technology, from a growth perspective
  Unified communications is still in a state of relative infancy; the majority of enterprise phone systems are still antiquated TDM PBX technology; many organizations can experience a tangible ROI from deploying UC, beneficial in good or bad times
  Growth in network storage capacity, which occurs irrespective of economic conditions, will continue to drive demand for upgrading storage; the natural path of upgrade is to newer technology that INX is focused on deploying
  Virtualization of servers has one of the most compelling ROI metrics of any area of IT and communications enterprise spending, and delaying the deployment of virtualization because of an economic downturn is therefore illogical
  Virtualization of servers within the datacenter often requires an upgrade of the network infrastructure within the datacenter
  Network security issues will continue unabated, irrespective of economic conditions, and failure to resolve security issues “is not an option”
  Web 2.0 enterprise applications are moving into the enterprise environment and will increase the use of video in the enterprise.
  TelePresence video communications solutions help save money by reducing travel costs and this area of technology is expected to continue to grow

How We Are Addressing Recent Market Developments
  Plan to gain market share through the expected slowdown in customer demand
  Newer practice areas (virtualization, network storage, network security) provide additional revenue opportunities from new and existing customers
  Hire more high quality sales talent at a time when they will be more generally available
  Hiring will increase costs at a time when decreased customer demand depresses revenue per customer and revenue per employee
  Actions will reduce operating profit margin percentage as compared to levels that could be achieved if we did not take such actions
  Actions should result in the company being better positioned for the time when customer demand improves
  We also intend to aggressively control costs other than direct costs of generating revenue during this period of downturn in demand, including making selective cost reductions
  We will continue to monitor market conditions and make adjustments if necessary

14

Engineers	35	128	266%		178	39%		179	1%	
Sales	26	108	315%		129	19%		143	11%	
				vs.			vs.			vs.
Branch office admin	8	33	313%		36	9%		35	-3%	
Corporate ops	12	29	142%		37	28%		40	8%	
Corporate admin	16	30	88%		31	3%		30	1%	
Totals	97	328	238%		411	25%		427	4%

Staffing Trends
 - Key To Both Growth and Improving Margins
Dec 31,
2004
+156%
+278%
Dec 31,
2007
%
Incr.
Jun 30,
2008
%
Incr.
+13%
+30%
1H-2008
  For 2007, direct employee costs were 68% of total operating expenses, so leveraging employee costs is key to improving operating profit margin; sales staff and engineering staff are direct revenue producing staffing, and we have been able to leverage non-direct-
 revenue-producing staff - key to improving profit margin
  Direct revenue-producing staffing increased 30% in 1H-2008 compared to 13% increase for non-direct revenue producing staff - key to continued organic revenue growth
  During Q3-2008, sales staffing increased 11% - key to capturing market share
Long-Term Trend
Q3-2008
%
Incr.
Sep 30,
2008
+ 5%
+ 1%
vs.
vs.
vs.

Outlook

Outlook

16

- Recent economic and credit market turmoil has made predictions less certain, but we choose to continue to provide guidance in the interest of full and consistent transparency
- We are expanding our range of expectations somewhat due to lower visibility as compared to recent quarters, which reduced visibility is related to macro-economic uncertainty
- For Q4-08 we expect:
  - Total revenue in the range of $61-$68 million, an increase of 8% to 20% compared to prior year period revenue of $56.6 million
  - Services revenue in the range of $10-$12 million, an increase of 20%-34% compared to prior year period service revenue of $8.0 million
- We continue to maintain our long-term target ranges for gross profit margin of 15%-19% for products and 30%-35% for services, and for operating profit margin in the range of 4%-7%, the achievement of which is dependent upon leveraging certain operating expenses against continued revenue growth
- However, for the next couple of quarters we expect that both gross margin percentage and operating profit margin percentage will be pressured somewhat due to our efforts to expand newer practice areas and our efforts to aggressively gain market share

INX

17

- Record quarterly revenue of $71.9 million, a 38.4% increase y/y
- Gross margins on products lower than recent quarterly levels in part due to aggressive efforts to win business
- Gross margin on services below recent quarterly levels in part due to efforts to propagate new virtualization practice area throughout the organization
- Operating profit margin declined due to lower gross margin, costs associated with rolling out virtualization practice and sales staff increases
- Record cash, no debt, plenty of availability under existing credit lines

- Customer demand slowed in early October, but has shown some improvement over the past two weeks – too early to tell if the recent two week period improvement is a trend
- Focused on growing through the economic downturn; balance sheet strength is a competitive advantage
- Q4 total revenue expectations of +8% to +20% y/y to ~ $61-$68 million, a wider than normal range due to recent customer demand uncertainty
- Efforts to gain market share will depress earnings in Q4-08 and possibly in Q1-09, but should result in superior revenue growth compared to overall market

INX

Summary / Highlights
3rd Quarter Results
Outlook